Exhibit 3.113

LIMITED LIABILITY COMPANY AGREEMENT

OF

GSC RIII - GREDE LLC

a Delaware limited liability company

This Limited Liability Company Agreement (this “Agreement”) of GSC RIII - Grede LLC, a Delaware limited liability company (the “Company”), dated as of May    , 2017 (the “Execution Date”), is entered into by ASP Grede Acquisitionco LLC, a Delaware limited liability company (“Acquisitionco” or the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (the “Act”).

WHEREAS, the Company became a limited liability company on December 31, 2015 pursuant to the conversion of GSC RIII - Grede Corp., a Delaware corporation (the “Corporation”), to the Company in accordance with Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Act (the “Conversion”); and

WHEREAS, the Member desires to enter into this Agreement, effective as of the effective time of the Conversion, to govern the business and affairs of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the undersigned, being the sole Member of the Company, does hereby agree and declare as follows:

1.                                      Name.  The name of the limited liability company governed by this Agreement is “GSC RIII - Grede LLC”.

2.                                      Purpose and Powers.  The purpose of the Company is to engage in any activity for which limited liability companies may be formed in the State of Delaware.  The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

3.                                      Certificates; Term; Existence.  Jan van Dijk, whom the Member hereby confirms was designated as an “authorized person” within the meaning of the Act, has executed, delivered and filed the initial certificate of formation of the Company (as amended or amended and restated from time to time, the “Certificate of Formation”) with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 31, 2015 and has executed, delivered, and filed a Certificate of Amendment to the initial Certificate of Formation (the “Certificate of Amendment”) with the Secretary of State on January 5, 2016.  Upon the filing of the Certificate of Amendment with the Secretary of State, his powers as an “authorized person” ceased, and the Member and each Officer (as hereinafter defined) thereupon each became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the Act.  The Member or any Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The term of the Company commenced on January 28, 2010, being the date the initial Certificate of Incorporation of the Corporation was filed with the Secretary of State, and the term of the Company shall continue until the dissolution of the Company pursuant to Section 16 hereof.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation pursuant to the Act and this Agreement.

4.                                      Registered Office.  The registered office of the Company in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

5.                                      Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

6.                                      Admission of Member.  Simultaneously with the Conversion, Acquisitionco was admitted to the Company as the sole member of the Company in respect of the Interest (as defined in Section 7 hereof) held by it hereunder.

7.                                      Interest.  The Company is authorized to issue a single class of limited liability company interest (as defined in the Act, the “Interest”), that shall include any and all benefits to which the holder of such Interest may be entitled as provided in this Agreement, together with all obligations of such person or entity to comply with the terms and provisions of this Agreement.

8.                                      Capital Contributions.  The Member may, but shall not be required to, contribute cash or other property to the Company as it shall decide from time to time.

9.                                      Tax Characterization and Returns.  Until such time as the Company shall have more than one member, it is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes.  All provisions of the Certificate of Formation and this Agreement are to be construed so as to preserve that tax status.  The Member is hereby authorized to file any necessary elections with any tax authorities and shall be required to file any necessary tax returns on behalf of the Company with any such tax authorities for periods during which it is the sole Member of the Company.

10.                               Management.

a.                                      Member Managed.  The management of the Company shall be vested solely in the Member, who shall have all powers to control and manage the business and affairs of the Company and may exercise all powers of the Company.  All instruments, contracts, agreements and documents shall be valid and binding on the Company if executed by the Member.

b.                                      Officers.  The Company may have officers who are appointed by the Member (collectively, the “Officers” and each, an “Officer”), and any such person or entity may have titles as the Member may designate, including, without limitation, the titles of President, Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Chief

Financial Officer, and Finance Director.  Any Officers may be appointed and removed, with or without cause, at the will of the Member.  If any Officers are appointed by the Member, they shall have the power and authority to act on behalf of the Company, and shall perform those functions, as specified by the Member or as is otherwise provided herein.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Member, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.  If one or more of a President, Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Chief Financial Officer, or Finance Director is appointed, each shall perform those functions as are herein provided unless otherwise specified by the Member:

i.                                          President.  The President shall be the chief executive officer of the Company and shall, subject to the supervision, direction and control of the Member, have the general powers and duties of supervision, direction, management and control of the day-to-day business and affairs of the Company and of the other Officers of the Company, including the power to sign all instruments, certificates, agreements, and documents that have been approved by the Member or as otherwise provided herein and all powers necessary to direct and control the organizational and reporting relationships within the Company, and shall have such other powers and perform such other duties as may be prescribed by the Member or as otherwise set forth herein.

ii.                                       Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Member, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Member or the President may from time to time prescribe.

iii.                                    Secretary and Assistant Secretary.  The Secretary shall keep or cause to be kept at the principal place of business of the Company, or other place the Member may direct, a book of minutes of all formal actions of the Member.  The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the name and address of the Member, the Interest owned by the Member, the number and date of certificates issued in respect of the Member’s Interest, if any, and the number and date of cancellation of every certificate surrendered for cancellation.  The Secretary shall have those other powers and perform other duties as may be prescribed by the Member or the President or as otherwise set forth herein.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Member (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Member or the President may from time to time prescribe.

iv.                                   Chief Financial Officer.  The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Company. The Chief Financial Officer shall, when requested, counsel with and advise the other Officers of the Company and shall perform such other duties and have such other powers as the Member or the President may from time to time prescribe.

v.                                      Treasurer and Assistant Treasurer.  The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company.  The books of account shall at all times be open to inspection by the Member.  The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with the depositaries designated by the Member.  The Treasurer shall disburse the funds of the Company as may be ordered by the Member, shall render to the President and the Member, whenever the Member requests it, an account of all of his or her transactions and of the financial condition of the Company and shall have other powers and perform other duties as may be prescribed by the Member or the President or as otherwise set forth herein.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Member (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Member or the President may from time to time prescribe.

vi.                                   Finance Director.  The Finance Director shall develop the budgetary needs of the Company.  The Finance Director shall assist the President as to the financial needs of the Company and shall perform such other duties and have such other powers as the Member or the President may from time to time prescribe.

c.                                       Appointed Officers.  The Officers of the Company as of the Execution Date shall be the persons listed on Schedule A attached hereto.

11.                               Distributions.  At such time as the Member shall determine, the Member may cause the Company to distribute any cash held by it that is neither reasonably necessary for the operation of the Company nor otherwise in violation of Sections 18-607 or 18-804 of the Act.

12.                               Assignments.  The Member may assign all or any part of its Interest in the sole discretion of the Member.

13.                               Resignation.  The Member may resign from the Company at any time.  Upon any such permitted resignation, the resigning Member shall receive the fair value of its Interest, determined as of the date it ceases to be a member of the Company.

14.                               Additional Members.  No additional persons or entities may be admitted as members of the Company except upon an assignment by the Member of all or any part of its Interest.

15.                               Compensation.  Neither the Member nor any Officer shall receive compensation for services rendered to the Company.

16.                               Dissolution.  The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Member, or (b) an event of dissolution of the Company under the Act; provided, however, that within ninety (90) days following any event terminating the continued membership of the Member, if the personal representative (as defined in the Act) of the Member agrees in writing to continue the Company and to admit itself or some other person as a member of the Company effective as of the date of the occurrence of the event that terminated the continued membership of the Member, then the Company shall not be dissolved and its affairs shall not be wound up.

17.                               Distributions upon Dissolution.  Upon the dissolution of the Company pursuant to Section 16 hereof, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and the Member, and neither the Member nor any Officer shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Member and the Officers until such time as the property of the Company has been distributed pursuant to this Section 17 and the Certificate of Formation has been cancelled pursuant to the Act and this Agreement.  The Member shall be responsible for overseeing the winding up and dissolution of the Company.  Upon the dissolution of the Company pursuant to Section 16 hereof, the Member shall take full account of the Company’s liabilities and assets and shall cause the assets or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, to the Member, after paying or making reasonable provision for all of the Company’s creditors to the extent required by Section 18-804 of the Act.

18.                               Certificate of Cancellation.  Upon completion of the winding up and liquidation of the Company in accordance with Section 17 hereof, the Member shall promptly cause to be executed and filed a certificate of cancellation in accordance with the Act and the laws of any other jurisdictions in which the Member deems such filing necessary or advisable.

19.                               Limited Liability.  The Member shall not have any liability for the obligations of the Company except to the extent required by the Act.

20.                               Amendment.  This Agreement may be amended only in a writing signed by the Member.

21.                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

22.                               Severability.  Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.  The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

23.                               Relationship between the Agreement and the Act.  Regardless of whether any provision of this Agreement specifically refers to particular Default Rules, (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly.  For purposes of this Section 23, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of a limited liability company’s certificate of formation or limited liability company agreement.

24.                               Effectiveness of this Agreement.  Section 10(c) of this Agreement shall be effective as of the Execution Date and, pursuant to Section 18-201(d) of the Act, the other provisions of this Agreement shall be effective as of the effective time of the Conversion.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be duly executed as of the Execution Date.

SOLE MEMBER:

ASP GREDE ACQUISITIONCO LLC

By:	/s/ Michael K. Simonte
Name:	Michael K. Simonte
Title:	President

Limited Liability Company Agreement of

GSC RIII - Grede LLC

Schedule A

Name	Title/Office
Michael K. Simonte	President
Christopher J. May	Vice President and Chief Financial Officer
Shannon J. Curry	Treasurer
David E. Barnes	Secretary
Laura L. Douglas	Assistant Secretary
Dan Schipper	Finance Director